                                                                   EXHIBIT 10.3


                            STOCK PURCHASE AGREEMENT
                                  by and among
                       Mark S. Mosak and Thomas A. Mosak,

                                 as "Sellers,"
                          Walker Jones Equipment, Inc.
                                  as "Buyer,"
                           Rental Service Corporation
                                  as "Parent"
                                      and
                                T&M Rental, Inc.
                                as the "Company"
                                 April 2, 1998

                              TABLE OF CONTENTS

                                                              PAGE
                                                              ----

ARTICLE I DEFINITIONS..........................................  1
1.1   Defined Terms............................................. 1
1.2   Other Defined Terms....................................... 6

ARTICLE II SALE AND TRANSFER OF SHARES.......................... 7
2.1   Transfer of Shares........................................ 7
2.2   Purchase Price............................................ 7
2.3   Employment and Non-Competition Agreements................. 8
2.4   Holdback and Escrow Agreement............................. 8
2.5   Purchase Price Adjustment................................. 9
2.6   Vesting...................................................11

ARTICLE III CLOSING.............................................11
3.1   Closing...................................................11
3.2   Conveyances at Closing....................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF
SELLERS AND THE COMPANY.........................................12
4.1   Organization of the Company...............................13
4.2   Related Entities..........................................13
4.3   Authorization.............................................13
4.4   No Violation..............................................13
4.5   Capitalization............................................14
4.6   No Change in the Assets...................................15
4.7   Equipment and Other Assets; Absence of Encumbrances.......15
4.8   Facilities................................................15
4.9   Contracts and Commitments.................................16
4.10  Financial Statements......................................18
4.11  Books and Records.........................................18
4.12  Litigation................................................18
4.13  Labor Matters.............................................18
4.14  Compliance with Law.......................................18

4.15  No Brokers................................................19
4.16  No Other Agreements to Sell the Company...................19
4.17  Proprietary Rights........................................19
4.18  Tax Matters...............................................20
4.19  Accounts Receivable.......................................21
4.20  Inventory.................................................21
4.21  Employees and Employee Benefits...........................21
4.22  Representations...........................................23
4.23  Compliance With Environmental Laws........................25
4.24  Liabilities...............................................29
4.25  Insurance.................................................29
4.26  Conduct of the Business...................................30
4.27  Securities Law Matters....................................30
4.28  Affiliate Transactions....................................31
4.29  HSR Act...................................................31
4.30  Disclosure................................................31

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT....31
5.1   Representations and Warranties of Buyer...................32
5.2   Representations and Warranties of Parent..................32

ARTICLE VI COVENANTS OF BUYER, THE COMPANY AND SELLERS..........34
6.1   Further Assurances........................................34
6.2   Employee Matters..........................................35
6.3   Environmental Assessments and Remediation.................35
6.4   Registration Rights.......................................36
6.5   Tax Attributes............................................37
6.6   Seller Notes..............................................37

ARTICLE VII CONDITIONS TO SELLERS' OBLIGATIONS..................37
7.1   Representations, Warranties and Covenants.................37
7.2   No Proceedings, Litigation or Laws........................37
7.3   Certificates..............................................38
7.4   No Cessation of Trading...................................38
7.5   Opinion Letter of Buyer's Attorneys.......................38
7.6   Buyer and Parent Corporate Documents......................39

ARTICLE VIII CONDITIONS TO BUYER'S OBLIGATIONS..................39

8.1   Representations, Warranties and Covenants.................39
8.2   Consents..................................................39
8.3   Board Approval............................................39
8.4   No Proceedings or Litigation..............................39
8.6   Certificates..............................................41
8.7   Escrow Agreement..........................................42
8.8   Employment and Non-Competition Agreements.................42
8.9   New Lease.................................................42
8.10  Release of Encumbrances...................................42
8.11  Material Changes..........................................42
8.12  Corporate Documents.......................................42
8.13  Due Diligence Review......................................42
8.14  Completion of Environmental Remediation...................42
8.15  Financing.................................................42
8.16  Financial Statement Deliveries............................42

ARTICLE IX CONDUCT OF COMPANY AND BUYER PENDING THE CLOSING.....43
9.1   Company and Seller Covenants..............................43
9.2   No Negotiations...........................................45
9.3   Public Announcements......................................45
9.4   Confidentiality...........................................45

ARTICLE X RISK OF LOSS; CONSENTS TO ASSIGNMENT..................46
10.1  Intentionally Omitted.....................................46

ARTICLE XI ACTIONS BY SELLERS AND BUYER AFTER THE CLOSING.......46
11.1  Books and Records; Tax Examinations.......................46
11.2  Survival of Representations, Etc..........................46
11.3  Indemnifications..........................................47
11.4  Employee Benefits.........................................51

ARTICLE XII MISCELLANEOUS.......................................51
12.1  Termination...............................................51
12.2  In the Event of Termination...............................52
12.3  Assignment................................................52
12.4  Notices...................................................52
12.5  Choice of Law.............................................54
12.6  Entire Agreement; Amendments and Waivers..................54

12.7  Multiple Counterparts.....................................54
12.8  Expenses..................................................54
12.9  Invalidity................................................55
12.10 Titles....................................................55
12.11 Publicity; Confidentiality................................55
12.12 Cumulative Remedies.......................................55
12.13 Arbitration...............................................55
12.14 Seller Representative.....................................56

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of April 2, 1998 (the "Agreement") to be effective March 1, 1998 by and among Walker Jones Equipment, Inc., a Mississippi corporation ("Buyer"), Rental Service Corporation, a Delaware corporation ("Parent"), Mark Mosak and Thomas A. Mosak, (Mark Mosak and Thomas A. Mosak are referred to herein individually as a "Seller" and collectively, the "Sellers") and T&M Rental, Inc., an Indiana corporation (the "Company").

                                    RECITALS
                                    --------

     A.   The Company is engaged in the business of equipment rental and sales.

     B. Sellers own, of record and beneficially, all of the issued and outstanding shares of capital stock of the Company (the "Shares") and, as of the Closing Date (as defined below), will own, of record and beneficially, all of the Shares.

     C. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the Shares upon the terms and subject to the conditions of this Agreement, whereupon Buyer will own all of the equity interests in the Company.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

      1.1 Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          1.1.1  "Affiliate" shall have the meaning set forth in the Exchange
                  ---------
                 Act.

          1.1.2   "Agreement" shall have the meaning specified in the first
                   ---------
paragraph of this Agreement.

          1.1.3  "Ancillary Agreements" shall mean the Employment and
                  --------------------
Noncompetition Agreement of Mark Mosak, and Noncompetition Agreement of Thomas
A. Mosak hereto as Exhibits 8.8.1, and 8.8.2, respectively, the Escrow Agreement in the form of Exhibit 8.7, the New Lease for the Facility in the form of
Exhibit 8.9, and the Performance Incentive Agreement in the form of Exhibit 2.6, each attached hereto.

          1.1.4  "Assets" shall mean the assets of the Company as reflected
                  ------
on the Interim Balance Sheet dated November 30, 1997, together with those assets acquired (less those assets disposed of) in the ordinary course of business since the Interim Balance Sheet Date.

          1.1.5  "Balance Sheets" shall mean the unaudited balance sheets of the
                  --------------
Company at each of February 28, 1994, 1995, 1996 and 1997.

          1.1.6  "Books and Records" shall mean (a) all records and lists
                  -----------------
pertaining to the Business, customers, suppliers or personnel of the Company,
(b) all product, business and marketing plans of the Company and (c) all books, ledgers, subledgers, trial balances, files, reports, plans, drawings and operating records of every kind maintained by the Company.

          1.1.7  "Business" shall mean the Company's equipment rental and sales
                  --------
business, operating under the "T&M Rental" name or otherwise.

          1.1.8  "Buyer" shall have the meaning specified in the first paragraph
                  -----
of this Agreement.

          1.1.9  "Closing Date" shall mean April 2, 1998 or such other date as
                  ------------
Buyer and Sellers shall mutually agree upon.

          1.1.10 "Code" shall mean the Internal Revenue Code of 1986, as
                  ----
amended, and the rules and regulations promulgated thereunder.

          1.1.11 "Commission" shall mean the Securities and Exchange
                   ----------
Commission.

          1.1.12 "Company" shall have the meaning specified in the first
                  -------
paragraph of this Agreement.

          1.1.13 "Contract" shall mean any agreement, contract, note, loan,
                  --------
evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound and which relates to the Business or Assets, whether oral or written.

          1.1.14 "Effective Date" shall mean March 1, 1998 (for certain purpose
                  --------------
the transaction contemplated by this Agreement shall be deemed to have occurred on the Effective Date).

          1.1.15 "Effective Date Balance Sheet" shall mean the unaudited balance
                  ----------------------------
sheet of the Company as of February 28, 1998 attached hereto as Schedule 1.1.15.
                                                                ---------------

          1.1.16 "Encumbrance" shall mean any claim, lien, pledge, option,
                  -----------
charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          1.1.17 "Equipment" shall mean all of the furniture, fixtures,
                 ---------
furnishings, rental fleet, machinery, automobiles, trucks, spare parts, tools, supplies, equipment, telephones, office equipment, signs and other tangible personal property owned by the Company and used in connection with the Business.

          1.1.18 "ERISA" shall mean the Employee Retirement Income Security Act
                  -----
of 1974, as amended.

          1.1.19 "Escrow Agent" shall mean the entity designated by Buyer and
                  ------------
the Seller Representative to act as escrow agent under the Escrow Agreement.

          1.1.20 "Escrow Agreement" shall mean that certain Escrow Agreement,
                  ----------------
dated as of the Closing Date, by and among Buyer, Seller Representative and the Escrow Agent, substantially in the form of Exhibit 8.7 attached hereto.

          1.1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934,
                  ------------
as amended, and the rules and regulations promulgated thereunder.

          1.1.22 "Facilities" shall mean the rental yards, stores, offices,
                  ----------
maintenance and storage facilities, shops, warehouses, improvements and other structures, together with all related fixtures and improvements, located at or on the Leased Real Property.

          1.1.23 "Financial Statements" shall mean the Year-End Financial
                  --------------------
Statements and the Interim Financial Statements.

          1.1.24 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
                  -------
Improvements Act of 1976, as amended.

          1.1.25 "Interim Balance Sheet" shall mean the unaudited balance sheet
                  ---------------------
of the Company as of November 30, 1997 based upon mutually agreed upon adjustment for depreciation and bonus expense.

          1.1.26 "Interim Balance Sheet Date" shall mean November 30, 1997.
                  --------------------------

          1.1.27 "Interim Financial Statements" shall mean the Interim Balance
                  ----------------------------
Sheet of the Company for the nine months ended on the Interim Balance Sheet
Date.

          1.1.28 "Inventory" shall mean all of the Company's inventory held for
                  ---------
resale, serialized and nonserialized and all of the Company's repair or replacement parts, supplies bulk items, packaging items and similar items with respect to the Business, in each case wherever the same may be located.

          1.1.29 "Leased Real Property" shall mean all real property listed on
                  --------------------
Schedule 4.8 leased by the Company and which is used in the conduct of the
------------
Business, including without limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

          1.1.30 "Material Adverse Effect" or "Material Adverse Change" shall
                  -----------------------      -----------------------
mean with respect to the Business or the Assets any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, assets, liabilities, customer, supplier or employee relations or operations of the Business or the Assets or on the ability of the Sellers or the Company to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

          1.1.31 "New Lease" shall mean the lease between Buyer and Mark S.
                  ---------
Mosak and Thomas A. Mosak for the real property located at 300 West Chicago Avenue, East Chicago, Indiana 46312.

          1.1.32 "Parent" shall have the meaning specified in the first
                  ------
paragraph of this Agreement.

          1.1.33 "Permits" shall mean all licenses, permits, franchises,
                  -------
approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the Business.

          1.1.34 "Permitted Encumbrance" shall have the meaning set forth in
                  ---------------------
Section 4.7.

          1.1.35 "Related Entity" shall mean any corporation, partnership,
                  --------------
trust or other organization in which the Company or any of the Sellers has a material interest.

          1.1.36 "Rental and Non-Rental Asset Listing" shall mean the asset
                  -----------------------------------
listing attached as Schedule 4.7 hereto, listing all assets, excluding
                    ------------
Inventory, furniture and fixtures, as of November 30, 1997.

          1.1.37 "Representative" shall mean any officer, director, principal,
                  --------------
attorney, agent, employee or other representative.

          1.1.38 "Securities Act" shall mean the Securities Act of 1933, as
                  --------------
amended, and the rules and regulations promulgated thereunder.

          1.1.39 "Sellers" shall have the meaning specified in the first
                  -------
paragraph of this Agreement.

          1.1.40 "Shareholder Net Worth" shall be as set forth in the Interim
                   ---------------------
Balance Sheet as adjusted based upon mutually agreed upon adjustments for depreciation and certain bonus expenses and as adjusted for the net carrying value or book value of the Transferred Assets.

          1.1.41 "Seller Representative" shall mean Mark S. Mosak, whom Sellers
                  ---------------------
have irrevocably made, constituted and appointed their agent pursuant to Section
12.14 hereof.

          1.1.42 "Shares" shall mean all of the issued and outstanding shares
                  ------
of capital stock of the Company.

          1.1.43 "Tax" shall mean any federal, state, local, foreign or other
                  ---
tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

          1.1.44 "Transferred Assets" shall mean the assets set forth on
                  ------------------
Schedule 1.1.44 which are being distributed to the Sellers.
---------------

          1.1.45 "Year-End Financial Statements" shall mean the Balance Sheets
                  -----------------------------
and income statements dated as of February 28, 1994, 1995, 1996, 1997 and 1998 of the Company for the fiscal years then ended.


      1.2 Other Defined Terms.  The following terms shall have the meanings
          -------------------
defined for such terms in the Sections set forth below:

      Act....................................4.27.9
      Actions..................................4.12
      Average Share Price.....................2.2.2
      Benefit Arrangement....................4.21.1
      Cash Purchase Price.....................2.2.1
      CERCLA.................................4.23.5
      Claim..................................11.3.4
      Claim Notice...........................11.3.4
      Closing...................................3.1
      Company................................4.23.2
      Consultant..............................6.3.1
      Contingent Purchase Price...............2.2.1
      Damages................................11.3.1
      Employee Plans.........................4.21.1
      Environmental Conditions..............4.23.14
      Environmental Laws.....................4.23.5
      Environmental Assessments...............6.3.1
      ERISA Affiliate........................4.21.1
      GAAP.....................................4.10
      General Holdback........................2.4.1
      Governmental............................5.2.4
      Hazardous Substance....................4.23.4
      Holdback Amount.........................2.4.1
      Insiders.................................4.28
      Inventory Value.........................2.5.5
      Multiemployer Plan.....................4.21.1
      Parent Common Stock.....................2.2.1
      Parent Material Adverse Effect..........5.2.3
      PBGC...................................4.21.1

      Pension Plan...........................4.21.1
      Post-Closing Environmental Liability...11.3.1
      Proprietary Rights.....................4.17.1
      Purchase Price..........................2.2.1
      RCRA...................................4.23.5
      Release................................4.23.3
      Rental Ready............................2.5.4
      Required Remediation....................6.3.2
      Retained Employees........................6.2
      SEC Documents...........................5.2.6
      Seller Representative.................12.14.1
      Welfare Plan...........................4.21.1

                                  ARTICLE II
                          SALE AND TRANSFER OF SHARES
                          ---------------------------

      2.1 Transfer of Shares.  Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Sellers will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Sellers, the Shares, for the consideration specified in Section 2.2.1 subject to the Holdback Amount specified in Section 2.4.1.

      2.2 Purchase Price.
          --------------

          2.2.1  Purchase Price.  At the Closing, upon the terms and subject to
                 --------------
the conditions set forth herein, Buyer shall pay to Sellers in consideration for the Shares, the aggregate amount of Eighteen Million Nine Hundred Thousand Twenty Five and 65/100 Dollars($18,900,025.65) (the "Purchase Price"), of which Eighteen Million One Hundred Fifty Thousand Dollars ($18,150,000) (the "Cash Purchase Price") shall be paid to Sellers by wire transfer of immediately available funds to an account designated by Sellers and Seven Hundred Fifty Thousand Twenty Five and 65/100 Dollars ($750,025.65) shall be paid in the form of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock") pursuant to the "vesting" provisions of Section 2.6 (the "Contingent Purchase Price"), subject, however, to adjustment as set forth in Section 2.5 and the
         -------  -------
Holdback Amount as described below. The number of shares of Parent Common Stock to be issued to Sellers shall be determined as set forth in Section 2.2.2. The Purchase Price shall be subject, however, to adjustment as set forth in Section
2.5 and a cash amount of Two Million One Hundred Thousand Dollars ($2,100,000) shall serve as the Holdback Amount as described in Section 2.4.1 below. The Cash Purchase Price, the Parent Common Stock and the Holdback Amount (and any remittance of the Holdback Amount pursuant to the Escrow Agreement) shall be allocated among the Sellers pro rata in accordance with their respective ownership interests in the Company, as set forth on Schedule 4.5.
                                                    -------------

          2.2.2 The number of shares of Parent Common Stock pursuant to the Contingent Purchase Price which may be issued to Sellers shall be the result of dividing Seven Hundred Fifty Thousand Twenty Five and 65/100 Dollars ($750,025.65) by the average closing price of Parent Common Stock on the New York Stock Exchange during the five trading days beginning five trading days prior to the Closing Date (the "Average Share Price").

          2.2.3 If between the date of this Agreement and the date shares of Parent Common Stock are issued pursuant to the terms of the Performance Incentive Agreement, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment, the conversion ratio shall be proportionately adjusted.

          2.2.4 No fractional shares of Parent Common Stock shall be issued, but in lieu thereof each Seller who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Buyer an amount of cash equal to the product of the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled, multiplied by the Average Share Price.

      2.3 Employment and Non-Competition Agreements.  Buyer shall enter into (i)
          -----------------------------------------
an Employment and Non-Competition Agreement with Mark Mosak, in substantially the form attached hereto as Exhibit 8.8.1, and (ii) a Non-Competition Agreement with Thomas A. Mosak, in substantially the form attached hereto as Exhibit 8.8.2.

      2.4 Holdback and Escrow Agreement.
          -----------------------------

          2.4.1 The "Holdback Amount" shall be a cash amount equal to Two Million One Hundred Thousand Dollars ($2,100,000) which, at the Closing, Buyer shall retain $-0- pending the determination of any purchase price adjustment pursuant to Section 2.5, Sellers' indemnification obligations, if any, as set forth in Section 11.3, and any remediation required under Section 6.3 hereof which is not resolved by the Closing Date. Of such Holdback Amount, (i) $0 will be allocated to the resolution of the Shareholder Net Worth adjustment pursuant to Section 2.5.3 (ii) $100,000 will be allocated to the resolution of the Equipment adjustment pursuant to Section 2.5.4, (iii) $-0- will be allocated to the resolution of the Environmental obligations pursuant to Section 6.3, and
(iv) $2,000,000 will be allocated to any other obligations under this Agreement (the "General Holdback"). The General Holdback shall be deposited in escrow pursuant to the terms and conditions of the Escrow Agreement. The Escrow Agent will remit to the Seller Representative 33.3% of the General Holdback on the first anniversary of the Closing Date, an additional 33.3% on the second anniversary of the Closing Date, and the final 33.4% on the third anniversary of the

Closing Date, in each case less any amounts necessary to cover undisputed claims, unresolved adjustments, indemnification or environmental remediation claims pursuant to Sections 2.5, 6.3 and/or 11.3, plus interest on the amount remitted to the Seller Representative. Notwithstanding anything in the foregoing to the contrary, if any portion of the Holdback Amount specified in this Section
2.4.1 proves to be insufficient for resolution of the matter subject to adjustment therein, Buyer may in its sole discretion elect to transfer a portion of the Holdback Amount allocated to another matter to resolve such deficiency. Interest on the Holdback Account shall accrue to Sellers. Sellers shall be entitled to all stock dividends and interest earned on investments held in escrow. In the event of any disagreement between Buyer and Sellers regarding the dollar amount of any such adjustment or indemnification or remediation obligation, Buyer and Sellers shall submit such dispute to a nationally recognized accounting firm for resolution pursuant to Section 2.5.1 (in the case of a disagreement relating to the purchase price adjustment) or to a third-party arbitrator for binding arbitration pursuant to Section 12.13 of this Agreement in all other cases. Notwithstanding the foregoing, Buyer shall not be limited to retention of the Holdback Amount as a sole remedy in the event that any purchase price adjustment or indemnification or remediation obligation exceeds the Holdback Amount; rather, in such event, Buyer shall have the right to collect promptly from Sellers, in cash, the amount of such excess.

          2.4.2 Buyer and the Seller Representative, acting on behalf of the Sellers, shall enter into the Escrow Agreement, in substantially the form attached hereto as Exhibit 8.7, pursuant to which Buyer shall deposit with the Escrow Agent the Holdback Amount. All costs of the escrow shall be paid by the Sellers as provided in the Escrow Agreement.

      2.5 Purchase Price Adjustment.
          -------------------------

          2.5.1  Closing Balance Sheet.  Sellers delivered to Buyer the Interim
                 ---------------------
Balance Sheet on January 22, 1998. On or before the Closing Date, the Sellers shall deliver to Buyer the Effective Date Balance Sheet. The Effective Date Balance Sheet will become final and binding on the parties unless within ten business days following delivery of the Effective Date Balance Sheet to Buyer, the Buyer notifies Sellers in writing that the Buyer objects thereto, which objection shall be solely on the basis of mathematical errors in the calculation thereof or the failure to present the Company's financial position consistent with Buyer's previously agreed upon adjustments. If the Buyer so objects, Buyer and the Sellers shall use their best efforts to resolve any differences with respect to the Effective Date Balance Sheet. If, within ten business days following such notice by the Buyer, such differences have been resolved, the Effective Date Balance Sheet, as revised to reflect changes agreed to by Buyer and the Sellers, shall be final, binding and conclusive. If by such date such differences have not been resolved, then the Sellers and Buyer shall jointly select a nationally recognized accounting firm not currently engaged by Buyer, any Seller or any Affiliate of any of them, to perform a review of the Effective Date Balance Sheet. Such reviewing firm's conclusions shall be final, binding and conclusive as to such matters. Buyer will pay the fees and expenses of such audit.

          2.5.2  Intentionally Left Blank.
                 ------------------------

          2.5.3  Shareholder Net Worth Adjustment.  The Purchase Price shall be
                 --------------------------------
subject to a dollar for dollar reduction if and to the extent that the Shareholder Net Worth on the Effective Date, as reflected on the Effective Date Balance Sheet, is less than the Shareholder Net Worth on the Interim Balance Sheet. Buyer shall be entitled to a prompt distribution of the amount of such reduction from the Holdback Amount. Schedule 2.5.3 sets forth the Shareholder
                                     --------------
Net Worth adjustment.



          2.5.4  Missing or Non-Operating Equipment.
                 ----------------------------------

          (a) The gross rental equipment plus capitalized equipment leases shall be as set forth on the Balance Sheet of the Company dated February 28, 1998.

          (b) The Rental and Non-Rental Asset Listing, attached as Schedule
                                                                   --------
2.5.4, sets forth the asset description, make, model, original cost and book
-----
value of all Equipment which, on the Closing Date, will be fully operable and Rental Ready. On or prior to the 10th business day following the Closing Date, personnel of Buyer and Sellers jointly shall complete a physical inventory of each item of Equipment comprising Schedule 2.5.4, including by visiting renters'
                                  --------------
locations as necessary to inspect such equipment using Company's equipment file as a basis for the inventory, which shall separately list capitalized equipment leases. Based upon such inventory, Buyer in consultation with Sellers will develop a schedule of overages and shortages. Within thirty (30) calendar days after the Closing, the Purchase Price shall be adjusted, upward or downward, to the extent the aggregate of overages and shortages that are also on the depreciation ledger exceeds $25,000 in original cost. With respect to shortgages, the reduction in Purchase Price pursuant to the preceding sentence shall be based upon the book value of the missing or unavailable equipment as mutually agreed upon between Buyer and Sellers.

          (c) In the event of a Purchase Price reduction under the foregoing provisions, Buyer shall be entitled to a prompt distribution of the amount of such reduction from the Holdback Amount and/or to pursue to the other remedies set forth in, Section 2.4.1. Any disputes as to the physical count or Rental Readiness of any item of equipment will, if possible, be resolved while the physical inventory of such equipment is being taken by Buyer and Sellers. Any disputes regarding the foregoing not resolved by the 30th business day following the Closing Date will be separately listed and settled pursuant to the procedures set forth in Section 12.13 hereof, and in any event the parties will attempt to resolve and pay out such disputes as appropriate no later than the 45th day following the Closing.

          (d) Within thirty (30) calendar days after the Closing, the Purchase Price shall be reduced by the aggregate cost necessary to render all items of Equipment listed on Schedule 2.5.4 Rental Ready. For purposes of this
                    --------------
Agreement, an item of equipment is "Rental Ready" only if it is free of deferred maintenance and it does not require any repairs in excess of $250 per item for items with a cost of less than $5,000 or $500 per item for items with a cost greater than or equal to $5,000.

          2.5.5  Intentionally Left Blank.
                 ------------------------

          2.5.6  Transfer Taxes and Fees.  Sellers shall be responsible for any
                 -----------------------
documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfer of Shares provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Sellers shall pay the fees and costs of recording or filing all UCC termination statements and other releases of Encumbrances.

          2.5.7  Closing of Books; Benefits and Risks of Ownership.  The
                 -------------------------------------------------
transactions contemplated by this Agreement shall be deemed effective as of the Effective Date, and all profits and losses of the Company from and after March 1, 1998, shall be solely for the account of, and inure solely to the benefit or detriment of, Buyer, except as otherwise set forth in this Agreement. The accounting books and records of the company will be closed as of the close of business on February 28, 1998. Sellers shall operate the Company subject to and pursuant to the requirements of this Agreement by, from and after March 1, 1998, until such time as this Agreement is terminated or closed. If this transaction does not close for any reason on or prior to April 15, 1998, and is not extended by agreement of the parties, then (i) the Buyer shall pay to Seller a fee of $65,000 provided that the failure to close the transaction is not due to the failure of any Seller to perform his obligations under the Agreement and (ii) either (A) the Sellers and Company shall pay within seven (7) days to Buyer net after tax profits accumulated during the period from March 1, 1998 to the date this Agreement is terminated or (B) the Buyer shall within seven (7) days pay to the Sellers and Company all losses accumulated (offset by any non-refundable contributions made by Buyer to the Sellers and Company) by the Sellers and Company during the period from March 1, 1998 to the date that the Closing is deemed (not to occur). Without the consent of Buyer, until the Closing Date, the Company or Sellers shall not repurchase, sell or transfer any Shares, make or declare any dividends or make other distributions to shareholders or otherwise take any action restricted under this Agreement.

      2.6 Vesting.  The Contingent Purchase Price shall consist of Parent Common
          -------
Stock with a fair market value of up to $750,000, with the number of shares of Parent Common Stock to be issued to Sellers determined as set forth in Section 2.2.2. Such Parent Common Stock shall be issuable to Sellers over a three-year period, in accordance with the performance targets as described in the Performance Incentive Agreement by and among the Buyer and Sellers attached hereto as Exhibit 2.6. The Contingent Purchase Price shall be paid to Sellers only to the extent that the performance of the Business meets the agreed-upon targets (or a percentage thereof, as applicable), and if such targets (or a percentage thereof, as applicable) are not met, no portion (or a reduced portion, as applicable) of the Contingent Purchase Price shall be paid in accordance with the Performance Incentive Agreement.

                                  ARTICLE III
                                    CLOSING
                                    -------

      3.1 Closing.  The Closing of the transactions contemplated herein (the
          -------
"Closing") shall be held on the Closing Date at a time and place as the parties shall mutually agree.


      3.2 Conveyances at Closing.
          ----------------------

          3.2.1  Sellers' Delivery Obligations.  To effect the sale and transfer
                 -----------------------------
referred to in Section 2.1 hereof, Sellers will, at the Closing, execute and deliver to Buyer:

                 3.2.1.1 certificates evidencing the Shares, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank;

                 3.2.1.2 all Ancillary Agreements required to be executed by any of the Sellers;

                 3.2.1.3 all certificates, opinions of counsel and other documents described in Article VIII; and

                 3.2.1.4 all Permits and any other third party consents required for the valid transfer of the Shares as contemplated by this Agreement, or for the continued operation of the Business following such transfer.

          3.2.2 Buyer's Delivery Obligations.  To effect the sale and transfer
                ----------------------------
referred to in Section 2.1 hereof, Buyer will, at the Closing, execute and deliver to Sellers:

               3.2.2.1 all Ancillary Agreements required to be executed by Buyer; and

               3.2.2.2 all certificates, opinions of counsel and other documents described in Article VII; and

               3.2.2.3  the Purchase Price in accordance with Section 2.2

          3.2.3 Form of Instruments.  To the extent that a form of any document
                -------------------
to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the recipient.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY
           ---------------------------------------------------------

     Sellers and the Company hereby, jointly and severally, represent and warrant to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the dates of delivery of the respective Schedules and as of the Closing Date, true and correct:

      4.1 Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Indiana. Copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. The Company is not required to be qualified or licensed in any other State for the conduct of its business.

      4.2 Related Entities.
          ----------------

          4.2.1  Schedule 4.2(a) sets forth a complete and accurate list of all
                 ---------------
of the Related Entities, all of which are, directly or indirectly, wholly-owned by the Company, any or all of the Sellers, or some combination thereof. Schedule
                                                                        --------
4.2(a) also sets forth the jurisdiction of incorporation of each of the Related
------
Entities, each jurisdiction in which each such Related Entity is qualified to do business, the number of shares of such Related Entities outstanding, and the ownership thereof .

          4.2.2  Schedule 4.2(b) sets forth a list of all agreements among the
               ---------------
Company, any of the Sellers and the Related Entities.

          4.2.3 Each Related Entity has been duly incorporated and is validly existing and in good standing under the laws of the State of its incorporation and is qualified to do business and is in good standing in each state in which the character of its business requires it to do so.

      4.3 Authorization.  Each of the Sellers and the Company has full power and
          -------------
authority (corporate or other) to enter into this Agreement and the Ancillary Agreements, as the case may be, and to carry out the transactions contemplated hereby and thereby, and the Board of Directors of the Company and each of the Sellers has taken all action required by law, its charter documents, as the case may be, or otherwise, to be taken by it to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements, as the case may be, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements, as the case may be, are the legal, valid and binding obligations of each of the Sellers and the Company, enforceable against each of them in accordance with their respective terms. A copy of the resolutions of the Company's board of directors and authorizing this Agreement and the related transactions is attached hereto as Schedule 4.3.
                                                   ------------

      4.4 No Violation.  None of the execution, delivery and performance of this
          ------------
Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate, result in a breach of, conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage, or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any Seller or the Company is a party or by which any of the Shares or any of the assets or properties of the Company or any Seller are bound or affected, (iii) result in the creation or imposition of any Encumbrance upon any of the Shares or any property or Assets of the Company or any Seller under, any agreement or commitment to which the Company or any Seller is a party or by which the Company or any Seller is bound or affected, or to which the property of the Company or any Seller is subject, or (iv) violate, conflict with or result in the breach of (or cause an event which could have a Material Adverse Effect as a result of) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which any Seller, the Company, the Business or any of the properties or Assets of any of the foregoing is subject. Except as set forth on
Schedule 4.4, no action, consent, approval or authorization by or filing with
------------
any person or entity, including, without limitation, any governmental authority, is required in connection with the execution, delivery and performance by each of the Sellers and the Company of this Agreement and the Ancillary Agreements, as the case may be, or the consummation by each of the Sellers and the Company of the transactions respectively contemplated by each of them herein and therein.

      4.5 Capitalization.
          --------------

          4.5.1 The authorized equity securities of the Company consist of solely of 1,000 shares of common stock, no par value per share, of which 150 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares as set forth on Schedule 4.5
                                                                ------------
(which schedule also sets forth the address of each such Seller and the certificate numbers of the certificates representing the Shares), free and clear of all Encumbrances (other than a legend indicating only that the Shares have not been registered under the Securities Act).

          4.5.2 There are no other shares of capital stock of the Company issued and outstanding and there are fifty shares of treasury stock. All Shares are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no outstanding (i) securities convertible into or exchangeable or exercisable for any of the Company's capital stock; (ii) options, warrants, calls or other rights, including, without limitation, rights to demand registration or to sell in connection with any registration by the Company under the Securities Act, with respect to the issued capital stock of the Company, or to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable or exercisable for capital stock of the Company; (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, transfer, and/or assignment of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights; or (iv) Shares pledged as collateral to secure any agreement or obligation. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans, proxies or understanding restricting or otherwise relating to conveyance, voting or dividend rights with respect to the Shares. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Buyer in the stock records of the Company, the Buyer will own all of the issued and outstanding equity securities of the Company of every sort whatsoever, free and clear of all Encumbrances.

      4.6 No Change in the Assets.  Since the Interim Balance Sheet Date:
          -----------------------

          4.6.1 there has been no actual or, to the best of the Company's or the Sellers' knowledge, threatened adverse change in the financial condition or results of operation of the Company, the Business or the Assets or any event, condition or state of facts, in either case that is, or would result in a Material Adverse Change in the Assets or the Business or the prospects for the Business, including without limitation the loss of any material customers;

          4.6.2 Except in the ordinary course, there has not been any sale or other disposition of any Assets, or any Encumbrance placed on the Assets;

          4.6.3 The Company has operated the Business in the ordinary course consistent with the Company's past practice so as to preserve the Business intact, to keep available to the Business the services of the Company's employees, and to preserve the Business and the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

          4.6.4  Except as set forth on Schedule 4.6, the Company has not
                                        ------------
purchased, or entered into any agreement to purchase (i) any item of Inventory with a cost in excess of $10,000, or (ii) any item of Equipment with a cost in excess of $20,000, in each case without the consent of Buyer; and

          4.6.5 The Company has not changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets.

      4.7 Equipment and Other Assets; Absence of Encumbrances.  (a) The Rental
          ---------------------------------------------------
and Non-Rental Asset Listing attached as Schedule 2.5.4 sets forth the asset
                                         --------------
description, make, model, original cost or adjusted original cost of all Equipment which, on the Closing Date, will be fully operable, accounted for and
Rental Ready.   (b) All of the Assets are owned by the Company free and clear of all Encumbrances, other than (i) Encumbrances reflected or reserved against on the Interim Balance Sheet or (ii) Encumbrances set forth on Schedule 4.7 hereto
                                                            ------------
(the "Permitted Encumbrances"). The Assets, including the Facilities, constitute all assets necessary for the conduct of the Business as presently conducted.

      4.8 Facilities.
          ----------

          4.8.1  Real Property.  The Company does not own any real property. The
                 -------------
only real property leased by the Company is the parcel located at 300 West Chicago Avenue, East Chicago, Indiana 46312, as described on Schedule 4.8. The
                                                             ------------
Sellers and the Company have delivered to Buyer an accurate copy of the leases covering the Leased Real Property. Neither the Company nor any lessor under the leases for the Leased Real Property is in material breach or default of its obligations thereunder. The Company enjoys peaceful and undisturbed possession of the Leased Real Property.

          There are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy the Facilities or any portion thereof. The Facilities are supplied with utilities and other services necessary for the operation of the Business.

          4.8.2  Improvements, Fixtures and Equipment.  The Facilities and the
                 ------------------------------------
improvements thereon, including without limitation all Equipment (including all fixtures) and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the Business as presently conducted and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect except for violations which in the aggregate would not have a Material Adverse Effect on the Company or the Business. None of the improvements is subject to any commitment or other arrangement for their sale or use by any Affiliate of the Company or third parties.

          4.8.3  Conformity.  All Facilities have received all required
                 ----------
approvals of governmental authorities (including without limitation, Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof. The Facilities are (and have been) operated and maintained in accordance with applicable laws, rules, regulations and state, county, municipal or other local ordinances, and conform to all other conditions necessary for the lawful conduct of the Business as currently conducted at each such Facility.

      4.9 Contracts and Commitments.
          -------------------------

          4.9.1  Contracts.  Schedule 4.9 sets forth a complete and accurate
                 ---------   ------------
list of all Contracts of the following categories:

                 4.9.1.1 Contracts not made in the ordinary course of the Company's conduct of the Business;

                 4.9.1.2 Employment contracts, bonus agreements and severance agreements;

                 4.9.1.3 Supply, purchase, distribution, franchise, license, sales or commission contracts related to the Business;

                 4.9.1.4 Contracts involving expenditures or liabilities, in excess of $5,000 or otherwise material to the Business, and not cancelable (without liability) within 30 calendar days;

                 4.9.1.5 Contracts or commitments relating to commission arrangements with others;

                 4.9.1.6 Promissory notes, loans, agreements, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder or whereby any Equipment or Inventory are pledged (excluding credit provided by the Company in the ordinary course of the Business to its customers);

                 4.9.1.7 Leases of real and personal property not cancelable (without liability) within 30 calendar days; and

                 4.9.1.8 Contracts containing covenants limiting the freedom of the Company or any officer, director or shareholder of the Company to engage in any line of business or compete with any person.

Sellers have delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.9, including all amendments and supplements
                    ------------
thereto.

          4.9.2 Absence of Breaches or Defaults.  All of the Contracts are valid
                -------------------------------
and in full force and effect. The Company has duly performed all of its obligations under the Contracts to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by the Company or, to the best of the Company's or the Sellers' knowledge, has any other party occurred and neither the Company, nor, to the best of the Company's or the Sellers' knowledge, any other party has repudiated any provisions thereof. All of the Contracts will be enforceable by the Company after the Closing to the same extent as if the transactions contemplated by this Agreement had not been consummated.

          4.9.3 Permits.  The Company has all Permits required to conduct the
                --------
Business, except where the failure to obtain such Permits would not have a Material Adverse Effect on the Business. All Permits of the Company related to the Business are valid and in full force and effect and are listed on Schedule
                                                                      --------
4.9.
---

      4.10 Financial Statements.  Attached hereto as Schedule 4.10 are the
           --------------------                      -------------
Financial Statements of the Company. The Financial Statements (a) are true, correct and complete, (b) are in accordance with the underlying books and records of the Company, (c) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby (except as otherwise described in Schedule 4.10) and (d)
                                                          -------------
fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). Except as otherwise described in Schedule 4.10 at the respective
                                               -------------
dates of the Financial Statements, there were no liabilities of the Company, which, in accordance with GAAP, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto.

      4.11 Books and Records.  The Company has made and kept (and given Buyer
           -----------------
access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously delivered to Buyer accurately and adequately reflect all action previously taken by the shareholders, board of directors and committees of the board of directors of the Company. The stock book records of the Company previously delivered to Buyer are true, correct and complete, and accurately reflect all transactions effected in the Company's stock through and including the date hereof.

      4.12 Litigation.  Except as set forth on Schedule 4.12, there is no
           ----------                          -------------
action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or to the best of the Company's or Sellers' knowledge, threatened or anticipated (a) against, related to or affecting the Company or the Business or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. The Company is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the Business.

      4.13 Labor Matters.  Except as disclosed on Schedule 4.13 the Company is
           -------------                          -------------
not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Except as disclosed on Schedule 4.13 the Company has not
                                     -------------
experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company.

      4.14 Compliance with Law.  The Company, the conduct of the Business and
           -------------------
the operation of the Facilities have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority relating to the Assets, Facilities or Business or operations of the Company, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on the Facilities, the Equipment, Inventory or the Business. The Company and the conduct of the Business and the operation of the Facilities are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, the Americans with Disabilities Act, ERISA, OSHA and all other foreign, federal, state, and local governmental and regulatory requirements, except where any nonconformity would not have a Material Adverse Effect, individually or in the aggregate, on the Facilities, Assets or the Business.
The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company has no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing, which non-compliance or violation could, in any one case or in the aggregate, have a Material Adverse Effect on the Facilities, the Assets or the Business.

      4.15 No Brokers.  None of the Sellers, the Company or any of the Company's
           ----------
officers, directors, employees or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation on the part of the Company or Buyer to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

      4.16 No Other Agreements to Sell the Company.  None of the Sellers has any
           ---------------------------------------
commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Shares or the Assets or to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company.

      4.17 Proprietary Rights.
           ------------------

           4.17.1  Proprietary Rights.  Schedule 4.17 lists all of the Company's
                   ------------------   -------------
federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights, and all pending applications for any such registrations, all other trademarks and other marks, trade names and other trade rights or in which the Company has any interest whatsoever, and all other trade secrets and other proprietary rights, whether or not registered, and all computer software created or used by or on behalf of the Company other than off the shelf software, in each case relating to the Business (collectively, "Proprietary Rights"). The Proprietary Rights listed in Schedule 4.17 are all those used by the Company in connection with the Business.

           4.17.2  Royalties and Licenses.  No person has a right to receive a
                   ----------------------
royalty or similar payment in respect of any Proprietary Rights. The Company has no licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights.

           4.17.3  Ownership and Protection of Proprietary Rights.  The
                   ----------------------------------------------
Company owns or licenses, and has the right to use or (if it so elects) to sublicense each of the Proprietary Rights. None of the Proprietary Rights is involved in any pending or to the best of the Company's or Sellers' knowledge, threatened litigation. The Company has not received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights. The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, association or person. The Company's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, nor has such infringement been alleged by any third party. All of the Proprietary Rights are valid and enforceable rights of the Company and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

      4.18 Tax Matters.
           -----------

          4.18.1 Filing of Tax Returns.  The Company has timely filed with the
                 ---------------------
appropriate taxing authorities all returns (including without limitation, information returns and supporting schedules) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns including supporting schedules filed are complete and accurate in all material respects. Except as specified in Schedule 4.18, neither the Company, nor any group of which the
             -------------
Company now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes. The Company has delivered to Buyer complete and accurate copies of the Company's federal, state and local income tax returns for its fiscal years ended February 28, 1994, 1995, and 1996 and will deliver to Buyer copies of the Company's federal, state and local tax returns for the fiscal year ended February 28, 1998 when completed.

          4.18.2 Payment of Taxes.  All Taxes, in respect of taxable periods
                 ----------------
ending on or before the Closing Date, have been timely paid, or will be timely paid prior to Closing, or to the extent not paid prior to Closing, the Company's liability for such Taxes will be fully reserved against in the Tax Reserve included on the Effective Date Balance Sheet. Any liability of the Company for Taxes in excess of the amounts so paid or the Tax Reserve so established will be subject to indemnification by Sellers in accordance with Section 11.3 hereof.

          4.18.3 Audits, Investigations or Claims.  Except as set forth in
                 --------------------------------
Schedule 4.18, the consolidated federal income tax returns and any required
-------------
state tax returns of the Company have not been examined by the Internal Revenue Service and any applicable state taxing authority for all periods to and including those set forth in Schedule 4.18, and except to the extent shown
                             -------------
therein, no deficiencies for Taxes, have been claimed, proposed or assessed by any taxing or other governmental authority against the Company. Except as set forth in Schedule 4.18, there are no pending or, to the best of the Company's or
         -------------
Sellers' knowledge, threatened audits, investigations or claims for or relating to any additional liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of the Company, or its counsel, is likely to result in additional liability for Taxes. Audits of federal, state, and local returns for Taxes by the relevant taxing authorities have been completed for each period as set forth in Schedule 4.18 and, except as set forth therein, the Company has not
             -------------
been notified that any taxing authority intends to audit a return for any other period. Except as set forth in Schedule 4.18, no extension of a statute of
                                -------------
limitations relating to Taxes is in effect with respect to the Company.

          4.18.4 Lien.  There are no liens for Taxes (other than as could be
                 ----
asserted for current Taxes not yet due and payable) on the Assets.

          4.18.5 Tax Reserve.  The Company shall reserve a sufficient cash
                 -----------
amount on its Interim Balance Sheet and Effective Date Balance Sheet to satisfy all liabilities of the Company relating to Taxes for each tax year of the Company ending on or prior to the Effective Date provided, however, to the extent any additional tax liability arises on behalf of the Company solely as a result of the reserve for doubtful accounts of the Company in the amount of $75,000, the Company is not required to set aside amounts to satisfy such liability and Sellers are not liable for such amount.

      4.19 Accounts Receivable.  The accounts receivable reflected in the
           -------------------
Interim Balance Sheet, and all accounts receivable arising since the Interim Balance Sheet Date, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. All of such accounts receivables are collectible in the ordinary course of business except to the extent reserved against on the Interim Balance Sheet or as will be reserved against on the Effective Date Balance Sheet. The Company owns all such accounts receivable, free and clear of all Encumbrances.

      4.20 Inventory.  Except as set forth on Schedule 4.20, all the Inventory
           ---------                          -------------
of the Company is located at the Facility. The Company owns the Inventory free and clear of all liens and Encumbrances except for Permitted Encumbrances.

      4.21 Employees and Employee Benefits.
           -------------------------------

           4.21.1 As used in this Section 4.21, the following terms have the meanings set forth below.

           "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or postretirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Company as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with the Company, within the meaning of Section 4001(b)(1) of ERISA.

          "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability; (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities); and (C) is not a Multiemployer Plan.

          "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability; (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities); and (C) is not a Multiemployer Plan.

          4.21.2 Schedule 4.21(a):  (i) contains a list of all employees of the
                 ----------------
Company, and their wage rates or salaries, as of the date of this Agreement, and
(ii) sets forth the dates of employment for such employees.

          4.21.3 Disclosure; Delivery of Copies of Relevant Documents and Other
                 --------------------------------------------------------------
Information.  Schedule 4.21(b) contains a complete list of Employee Plans.  True
-----------   ----------------
and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees and all annuity contracts or other funding instruments; (ii) each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any Benefit Arrangement which is not in writing; (iii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan; and (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and each Welfare Plan.

      4.22 Representations.
           ---------------

           4.22.1 Pension Plans.  Except as provided in Schedule 4.22 (a), no
                  -------------                         -----------------
Pension Plan is subject to the minimum funding requirements of Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate is required to provide security to a Pension Plan under Section 401(a)(29) of the Code. Each Pension Plan which is intended to be qualified (and each related trust agreement, annuity contract or other funding instrument) is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          4.22.2 Multiemployer Plans.  Except as provided in Schedule 4.22 (b),
                 -------------------                         -----------------
the Company nor any ERISA Affiliate has any Multiemployer Plans. The Company only contributes to the Midwest Operating Engineers Welfare Fund and the Midwest Operating Engineers Pension Fund.

          4.22.3 Welfare Plans.  Neither the Company, nor any ERISA Affiliate
                 -------------
has any present or future obligation to make available to any present or former employee of the Company or any ERISA Affiliate, any retiree medical benefit plan, or other retiree Welfare Plan. No condition exists which would prevent the Company from amending or terminating any Welfare Plan. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

          4.22.4 Compliance with Law.  Each Employee Plan maintained by the
                 -------------------
Company has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including without limitation ERISA and the Code.

          4.22.5 Employment at Will.  Except as provided by law, the
                 ------------------
employment of all persons presently employed or retained by the Company is terminable at will.

          4.22.6 Unrelated Business Taxable Income.  No Employee Plan (or
                 ---------------------------------
trust or other funding vehicle pursuant thereto) maintained by the Company is subject to any tax under Code Section 511.

          4.22.7 Deductibility of Payments.  There is no contract, agreement,
                 -------------------------
plan or arrangement covering any employee or former employee of the Company (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible by the Company under Section 162(a)(1) or 404 of the Code, whichever is applicable, (ii) for which the deduction by the Company would be disallowed under Section 162(m) of the Code, or (iii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          4.22.8  Fiduciary Duties and Prohibited Transactions.  Neither the
                  --------------------------------------------
Company nor any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. The Company has not been assessed any civil penalty under
Section 502(l) of ERISA.

          4.22.9 Validity and Enforceability.  Each Welfare Plan, Pension Plan,
                 ---------------------------
related trust agreement, annuity contract or other funding instrument and Benefit Arrangement is legally valid and binding and in full force and effect.

          4.22.10 Litigation.  There is no action, order, writ, injunction,
                  ----------
judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, or to the best of the Company's or Sellers' knowledge, threatened or anticipated against the Company, any ERISA Affiliate or any Employee Plan.

          4.22.11 No Amendments.  Neither the Company nor any ERISA Affiliate
                  -------------
has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan, other than any amendments required to maintain any such Employee Plans' compliance with applicable law.

          4.22.12 No Other Material Liability.  No event has occurred in
                  ---------------------------
connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

          4.22.13 Unpaid Contributions.  Neither the Company nor any ERISA
                  --------------------
Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan or Welfare Plan.

          4.22.14 Insurance Contracts.  Neither the Company nor any Employee
                  -------------------
Plan holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

          4.22.15 No Acceleration or Creation of Rights.  Neither the execution
                  -------------------------------------
and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

      4.23 Compliance With Environmental Laws.  Any issues pertaining to
           ----------------------------------
compliance with Environmental Laws shall be governed by this Section 4.23.

          4.23.1 Definitions.  The following terms, when used in this Section
                 -----------
4.23, shall have the following meanings. Unless the context otherwise requires, any of these terms may be used in the singular or the plural depending on the reference.

          4.23.2 "Company".  For purposes of this Section 4.23 only, the term
                  -------
"Company" shall include (i) the Sellers, (ii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been expressly acquired or assumed by the Company or to which the Company has expressly succeeded.

          4.23.3 "Release" shall mean and include any spilling, leaking,
                  -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing into the environment or the work place of any Hazardous Substance, and otherwise as defined in any Environmental Law.

          4.23.4 "Hazardous Substance" shall mean any quantity of asbestos in
                  -------------------
any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

          4.23.5 Compliance With Environmental Laws.  Except as set forth on
                 ----------------------------------
Schedule 4.23, the Facilities have been owned, leased, operated and maintained
-------------
in compliance with all federal, state, local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, restrictions or licenses, which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling or disposal of hazardous, toxic or otherwise dangerous substances, wastes or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees or
(ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S)(S) 201, 300f), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C.
(S) 7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), or any other similar federal, state or local law of similar effect, each as amended as of the Closing Date (collectively, "Environmental Laws").

          4.23.6 Facilities.  The Facilities are, and to the best of the
                 ----------
Sellers' and the Company's knowledge at all times have been, owned, leased and operated in compliance with all Environmental Laws and to Sellers' best knowledge in a manner that will not give rise to any liability under any Environmental Laws.


          4.23.7 Permits.  The Company has, and to the best of the Sellers' and
                 -------
the Company's knowledge at all times has had, all Permits required under any Environmental Law and the Facilities are, and, while operated by the Company, have at all times been in compliance with all such Permits.

          4.23.8 Permits Required.  The consummation of any of the transactions
                 ----------------
contemplated by this Agreement will not require an application for issuance, renewal, transfer or extension of, or any other administrative action regarding, any Permit required under any Environmental Law.

          4.23.9 Notice of Violation.  The Company has not received any notice
                 -------------------
from any governmental entity or agency at any time that it or the Facilities is or were claimed to be in violation of the provisions of any Environmental Law or in non-compliance with the conditions of any Permit, and there is no pending, or to the best of the Company's or Sellers' knowledge, threatened lawsuit, governmental or other legal action to that effect.

          4.23.10 Pending Actions.  There is not now pending, or to the best of
                  ---------------
the Company's or Sellers' knowledge, threatened, nor to the best of Sellers' knowledge is there any basis for, nor has there ever been, any Action against the Company, nor any basis for any Action, under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

          4.23.11 Judgments.  There are no consent decrees, judgments,
                  ---------
judicial or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Company or the Facilities.

          4.23.12 Hazardous Substances.  There is not and to the best of the
                  --------------------
Sellers' and the Company's knowledge has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and related to the operation of the Business.

          4.23.13 Handling of Hazardous Substances.  The Company has at all
                  --------------------------------
times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and to the best of Sellers' knowledge in a manner that will not result in liability of the Company or Buyer under any Environmental Law. Schedule 4.23 sets forth a
                                                     -------------
list of all contractors and other third parties who at any time have hauled, handled, stored, transported or disposed of any Hazardous Substance (i) on behalf of the Company or the Business, or (ii) generated by the Company or the Business, together with, to the best of the Sellers' and the Company's knowledge, a complete list of all dumpsites and other off-site locations at which such Hazardous Substances have been disposed of.

          4.23.14  Environmental Conditions.  There are no present or to the
                   ------------------------
best of the Sellers' and the Company's knowledge past Environmental Conditions (as defined below) in any way relating to the Business or Facilities. "Environmental Conditions" means the introduction into the soil, groundwater or environment of the Facilities (through leak, spill, release, discharge, escape, emission, dumping, disposal or otherwise) of any pollution, including without limitation any contaminant, irritant or pollutant or Hazardous Substance (whether or not upon the property of the

Business and whether or not such pollution constituted at the time thereof a violation of any Environmental Law) as a result of which either the Company or, after the Closing, Buyer has or may become liable to any federal, state, or local governmental authority or person or by reason of which any of the Assets may suffer or be subjected to any lien.

          4.23.15 CERCLA or RCRA.  No current or to the best of the Sellers' and
                  --------------
the Company's knowledge past use, generation, treatment, transportation, storage, disposal or handling practice of the Company with respect to any Hazardous Substance has or will result in any liability under the CERCLA or RCRA or any state or local law of similar effect.

          4.23.16 Storage Tank or Pipeline.  Except as set forth on Schedule
                  ------------------------                          --------
4.23, there is not now and to the best knowledge of the Sellers there has not
----
been at any time in the past any underground or above-ground storage tank or pipeline at any Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank.

          4.23.17 Environmental Audits or Assessments.  True, complete and
                  -----------------------------------
correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of the Company, of all environmental audits or assessments which have been conducted at any Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company or Sellers have knowledge is included on Schedule 4.23.
                              -------------

          4.23.18 Indemnification Agreements.  The Company is not a party,
                  --------------------------
whether as a direct signatory or as successor, assign or third party beneficiary, or to the best of the Sellers' and the Company's knowledge, otherwise bound, to any lease or other Contract under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          4.23.19 Releases or Waivers.  The Company has not released any other
                  -------------------
person from any claim under any Environmental Law or to its knowledge waived any rights concerning any Environmental Condition.

          4.23.20 Notices, Warnings and Records.  The Company has given all
                  -----------------------------
notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

      4.24 Liabilities.  The Company has no liabilities or obligations
           -----------
(absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected on the Interim Balance Sheet or which are not required under GAAP to be reflected on the Interim Balance Sheet, (ii) liabilities incurred in the ordinary course of the Business and consistent with past practice since the Interim Balance Sheet Date, and (iii) liabilities arising under Contracts identified in Schedule 4.9 to which the Company is a party.
              ------------

      4.25 Insurance.
           ---------

           4.25.1 Schedule 4.25 describes all policies of insurance (including
                  -------------
the insurer, type of insurance and period of coverage) to which the Company is a party or under which the Company, or any employee, officer or director of the Company (in his or her capacity as such) is or has been insured at any time within the five years preceding the date of this Agreement; and any self-insurance arrangement by or affecting the Company, including any reserves established thereunder. All such policies, together with such self-insurance,
(i) provide adequate insurance coverage for the Assets and the operations of the Company for all risks normally insured against by a person or entity carrying on the same business or businesses as the Company, (ii) are sufficient for compliance with all legal requirements and Contracts to which the Company is a party or by which it is bound, and (iii) will continue in full force and effect following the Closing.

           4.25.2 Schedule 4.25 sets forth, by year, for the current policy year
                  -------------
and each of the five preceding policy years, a summary of the loss experience under each policy, and summary of the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

           4.25.3 None of the Sellers, nor the Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

           4.25.4 The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each insurance policy described above.

      4.26 Conduct of the Business.  Since the Interim Balance Sheet Date, the
           -----------------------
Company has conducted its operations in the ordinary course of the Business and substantially in accordance with past practice, and has not taken any action that, if taken after the date hereof, would violate Section 9.1.

      4.27 Securities Law Matters.
           ----------------------

           4.27.1 Each Seller confirms that it is acquiring the Parent Common Stock for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution thereof, and no other person has or will have a direct or indirect beneficial interest in such Parent Common Stock.

           4.27.2 Each Seller understands that the offering and sale of the Parent Common Stock is intended to be a transaction by an issuer not involving any public offering exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the rules and regulations of the Commission thereunder;

           4.27.3 Each Seller represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act;

           4.27.4 Each Seller understands and acknowledges that there are substantial risks of loss of investment involved in an investment in the Parent Common Stock, and that the investment in the Parent Common Stock is an illiquid investment subject to transfer restrictions, and Sellers represent and warrant that they have the financial ability to bear the economic risk of such investment;

           4.27.5 Each Seller has such knowledge and experience in financial and business matters, including investments of the type represented by the Parent Common Stock, as to be capable of evaluating the merits of investment in therein;

           4.27.6 Each Seller has been furnished with a copy of the most recent periodic report filed by Parent with the Commission under the Exchange Act and any documents that may have been made available to the Sellers otherwise or upon their request, have carefully read and understand such materials and have evaluated the risks of an acquisition of the Parent Common Stock;

           4.27.7 Each Seller has been given the opportunity to ask questions of, and receive answers from, representatives of Parent in order for it to evaluate the merits and risks of investment in the Parent Common Stock; and

           4.27.8 No Seller has been furnished with or has relied upon any oral or written representation, warranty or information in connection with the offering of the Parent Common Stock except for that set forth in this Agreement or included in the SEC Documents.

           4.27.9 The instruments evidencing the Parent Common Stock shall bear a restrictive legend in substantially the following form: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act."

      4.28 Affiliate Transactions.  Except as set forth on Schedule 4.28, no
           ----------------------                          -------------
officer, director, or any Seller or any member of the immediate family of any such officer, director, or Seller, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders") has any agreement with the Company or any
                        --------
interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the Business or the Assets to be acquired hereunder. For purposes of the preceding sentence, the members of the immediate family of an officer, director, or, Seller shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director, or Seller.

      4.29 HSR Act.  As determined in accordance with the HSR Act, neither the
           -------
Company nor any "acquired person" of which the Company may be deemed to be a part: (i) is engaged in manufacturing, (ii) has total assets of $10,000,000 or more, or (iii) has annual net sales of $100,000,000 or more.

      4.30 Disclosure.  Neither this Agreement nor any of the Schedules or
           ----------
Exhibits hereto contains or shall contain when delivered at Closing any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Buyer which to the best of Sellers' knowledge Materially Adversely Affects or could reasonably be anticipated to Materially Adversely Affect the Shares being transferred, Assets, Business, financial condition or results of operations, customer, employee or supplier relations, or business condition of the Company.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT
               --------------------------------------------------

      5.1 Representations and Warranties of Buyer. Buyer hereby represents and
          ---------------------------------------
warrants to Sellers as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

          5.1.1 Organization of Buyer.  Buyer is a corporation duly organized,
                ---------------------
validly existing and in good standing under the laws of the State of Mississippi. The Company is duly qualified or licensed to do business in the State of Indiana.

          5.1.2 Authorization.  Buyer has all requisite corporate power and
                -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each of the Ancillary Agreements, including the New Lease, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer and is (and following their execution and delivery by Buyer and Sellers or the Company, as applicable, each of the Ancillary Agreements will
be) a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          5.1.3 No Conflict or Violation.  Neither the execution, delivery or
                ------------------------
performance of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, or (b) violate, conflict with or result in a breach of any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award binding upon Buyer.

          5.1.4 Consents and Approvals.  No notice to, declaration, filing or
                ----------------------
registration with, or authorization, consent or approval of, or permit from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby, except (a) as may be required by Buyer to operate the Business after the Closing, (b) as has been obtained on or prior to the date hereof or (c) as set forth in Schedule
                                                                    --------
5.1.4.
-----

          5.1.5 No Brokers.  Neither Buyer nor any of its respective officers,
                ----------
directors, employees or, to its knowledge, shareholders have employed or made any Agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finders fees, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby for which Seller or the Company will bear any responsibility.

      5.2 Representations and Warranties of Parent. Parent hereby represents and
          ----------------------------------------
warrants to Sellers as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

          5.2.1 Organization of Parent. Parent is a corporation duly organized,
                ----------------------
validly existing, and in good standing under the laws of the State of Delaware.

          5.2.2 Authorization.  At the Closing, the execution and delivery of
                -------------
this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by all requisite corporate action on the part of Parent.
This Agreement has been duly executed and delivered by Parent and is (and following their execution and delivery by Parent, Buyer and Sellers or the Company, as applicable, will be) a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          5.2.3 No Conflicts or Violations.  The execution and delivery of this
                --------------------------
Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) violate, conflict with or result in a breach of any applicable provision of law or regulation, order, injunction, or decree, or any other requirement of any governmental body or court relating to Parent or its securities, property, or business, or (iii) (subject to Parent obtaining any consent or approval required as a condition of Closing), violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries pursuant to any agreement or instrument to which it or any of its subsidiaries is a party, which violate, conflict, breach, termination, default, or creation would have a material adverse effect on the business or financial condition of Parent and it subsidiaries taken as a whole (a "Parent Material Adverse Effect").

          5.2.4 Consents and Approvals.  No notice to, declaration, filing or
                ----------------------
registration with, or authorization, consent or approval of, or permit (collectively "Governmental Consents") from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Parent in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, and except for those Governmental Consents the failure of which to make or obtain would not have a Parent Material Adverse Effect.

          5.2.5 Parent Common Stock.  The Shares of Parent Common Stock to be
                -------------------
issued pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights.

          5.2.6 SEC Information Furnished Concerning Parent.  For the period
                -------------------------------------------
from January 1, 1997 to December 31, 1997, Parent has filed with the Commission those filings and reports required pursuant to the Exchange Act (the "SEC Documents"). The audited consolidated financial statements for the year ended December 31, 1996, contained within the SEC Documents have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be otherwise noted therein) and fairly present the consolidated financial position of Parent and its subsidiaries as of such date and the consolidated results of operations of Parent and its subsidiaries for the year then ended. To Parent's knowledge, as of their respective dates, the SEC Documents, including, but not limited to, the financial statements contained therein, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          5.2.7 Litigation.  As of the date hereof, except as set forth in the
                ----------
SEC Documents, there are, and as of the Closing Date, except as set forth therein or pursuant to a Commission report or filing made prior to the Closing Date, no suits, actions or administrative, arbitration, or other proceedings (including proceedings concerning labor disputes or grievances) or governmental investigations pending or, to the knowledge of Parent, threatened against Parent or its properties or business that could reasonably be expected to have a Parent Material Adverse Effect.

          5.2.8 No Brokers.  Neither Parent nor any of its respective officers,
                ----------
directors, employees or, to its knowledge, shareholders have employed or made any Agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finders fees, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby for which Sellers or the Company will bear any responsibility.


                                   ARTICLE VI
                  COVENANTS OF BUYER, THE COMPANY AND SELLERS
                  -------------------------------------------

     Buyer, the Company and Sellers each covenant with the others as follows:

      6.1 Further Assurances.  Upon the terms and subject to the conditions
          ------------------
contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from third parties; provided, however, that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms of Contracts or Leases in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any federal, state, local or foreign law or regulations, (C) to effect all necessary registrations and filings, and all other submissions of information requested by governmental authorities, and (D) to fulfill all conditions to this Agreement.

      6.2 Employee Matters.  Buyer shall retain only those employees of the
          ----------------
Company who pass a physical examination and drug and alcohol screening by a licensed laboratory chosen by Buyer in compliance with Indiana law, and who otherwise meet Buyer's customary criteria for employment, and Sellers shall reasonably cooperate with Buyer in retaining all such employees (the "Retained Employees"). Buyer agrees to give Retained Employees credit for their time of employment with Company with respect to their seniority as an employee of Buyer for the purpose of determining benefits eligibility. All Retained Employees will be at-will employees of Buyer and may be terminated by Buyer in its sole discretion, subject to the requirements of applicable laws governing employers and employees.

      6.3 Environmental Assessments and Remediation.
          ------------------------------------------

          6.3.1 Buyer has retained Environmental Risk Management Services (the "Consultant") to perform Phase 1 environmental assessments with respect to each of the Facilities. Upon its availability, Consultant will deliver such assessments to Buyer and the Company. In the event any such assessment recommends the performance of additional investigation (including, without limitation, Phase 2 environmental assessments), such additional investigation shall, if requested by Buyer, be undertaken promptly and delivered to each of the Company and Buyer. The environmental assessments and investigations undertaken pursuant to this Section 6.3.1 are collectively referred to herein as the "Environmental Assessments." Buyer shall be solely responsible for the cost of the Environmental Assessments.

          6.3.2 In the event any of the Environmental Assessments reveals any remediation work, recognized environmental conditions, or other actions which must be completed in order to bring the Facilities into compliance with applicable Environmental Laws or eliminate any potential environmental liability, the Consultant shall be directed to prepare and to deliver to each of the Company and Buyer a written report setting forth in reasonable detail the scope of required remediation and an estimate of the cost of completing such remediation. For the purposes of Section 6.3, "required remediation" shall mean any action necessary to (i) comply with any governmental order, (ii) comply with any Environmental Law effective at the Closing, or (iii) install any required wash-racks, as applicable to the Facilities or the operation thereof by the Company as of the Closing Date (the "Required Remediation"). The owner of each Facility shall be responsible for all reasonable costs and expenses related to required remediation or the installation of wash-racks.

          6.3.3 Promptly upon completion of the Consultant's report referred to in Section 6.3.2 but in any event, within 60 days thereof, the Sellers shall engage a reliable environmental engineering firm reasonably acceptable to Buyer to perform any Required Remediation. The Sellers shall use their best efforts to cause such Required Remediation to be completed on or before the Closing Date, and the Sellers shall bear all costs of such Required Remediation, including the costs associated with verifying that the Required Remediation is complete; provided that the completion of all such Required Remediation shall be a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement. Buyer may, in its sole discretion, authorize Sellers to defer any portion of the Required Remediation which the Company and its contractors are unable to complete prior to Closing, in which case Sellers shall cause the portion of the Required Remediation so deferred to be completed as promptly as practicable, but in no event later than 60 days following Closing, at the Sellers' sole expense (which may be satisfied from the Holdback Amount pursuant to the Escrow Agreement). Buyer may monitor the performance of the Required Remediation, and at its election may cause the Consultant to review the of the Required Remediation. If Buyer directs the Consultant to undertake such review, the Required Remediation shall be deemed completed only upon certification of its completion by the Consultant. If, however, there is a dispute as to the performance of the Required Remediation, any such dispute shall be settled by a mutually agreed-upon environmental expert not otherwise involved in the Required Remediation, whose determination shall be final and binding on the parties.

          6.3.4 The Holdback Amount shall secure the completion by Sellers of any Required Remediation which has not been resolved by the Closing Date pursuant to this Section 6.3. Upon the completion of the Required Remediation, certification of such completion by the Consultant or mutually agreed-upon third party expert, and payment by Sellers of all expenses of such remediation, all in accordance with the standards set forth in this Section 6.3, no further claims may be made against the Holdback Amount on account of Sellers' obligations under this Section 6.3. However, if such Required Remediation has not been completed by Sellers and so certified on or prior to the date which is 60 days following the Closing Date, Buyer shall be entitled to engage its own environmental engineering firm to complete such Required Remediation, and to distribute from escrow such portion of the Holdback Amount as is necessary to pay the fees and costs of such firm, or other costs incurred, in completing such Required Remediation.

      6.4 Registration Rights.  In the event that, at any time prior to the
          -------------------
first anniversary of the receipt by Sellers of any shares of Parent Common Stock pursuant to the Performance Incentive Agreement, Parent files a registration statement under the Securities Act covering shares of Parent Common Stock, other than a registration statement on Form S-4 or Form S-8, or a registration statement filed pursuant to "demand" or similar contractual registration rights of any other stockholders of Parent, then each Seller shall have the right to include in such registration statement (on a "piggyback" basis) any or all of its shares of Parent Common Stock, and to receive the benefit of any representations, indemnities, opinions or comfort letters given by Parent (or its counsel, auditors or underwriters) to any underwriter in connection with such registration, subject to the obligations of the Sellers to (i) cooperate with Parent in preparing each such registration and executing all such agreements as any representative of the underwriters may deem reasonably necessary in favor of the underwriters, (ii) promptly supply Parent with all information, documents, representations and agreements as the underwriters or Parent may deem reasonably necessary in connection with such registration and
(iii) confirm in writing not to sell or transfer any shares of the capital stock of Parent not included in such registration during the period beginning ten (10) days prior to the filing and ending ninety (90) days from the effective date of such registration without the underwriters' or Parent's consent; provided, however, that if the managing underwriter or underwriters in
         -----------------
the registered offering advise Parent that the inclusion in the offering of all or some of the shares of Parent Common Stock owned by Sellers would have a material adverse effect on the marketability or price of the offering, then the number of shares of Parent Common Stock to be included by Sellers shall be reduced on a pro rata basis in proportion to the number of shares of Parent Common Stock requested to be included by Sellers.

      6.5 Tax Attributes.  The Seller's recognize that in connection with the
          --------------
sale of the Shares, that all tax attributes of Company including but not limited to tax net operating losses, tax credits and other similar items generated through and subsequent to the acquisition date will remain as tax attributes of Company or its successors. Accordingly, any refunds or benefits obtained via the carryback, carryforward or realization of such tax attributes of Company or its successors shall remain as sole property of Company or its successors with no amount being transferred to the Sellers as additional consideration for the purchase of the Shares; provided, however, any tax audit which results in a refund to the Company will be distributed to Sellers so long as Sellers are responsible for the professional fees incurred in connection with such audit. The parties hereto agree that the Sellers shall be responsible for preparing the Company's tax returns for fiscal year 1998. Buyer shall have the right to review the Company's tax returns for fiscal year 1998 and Sellers shall not file any tax returns relating to the Company with any taxing authority unless Buyer consents to such filing.

      6.6 Seller Notes.  Contemporaneous with the Closing, Buyer shall pay off
          ------------
all notes payable of the Company to the Sellers which are reflected on the Interim Balance Sheet plus accrued interest on such notes through the Closing.

                                  ARTICLE VII
                       CONDITIONS TO SELLERS' OBLIGATIONS
                       ----------------------------------

     The obligations of Sellers to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Sellers:

      7.1 Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer and Parent contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

      7.2 No Proceedings, Litigation or Laws.  No Action by any governmental
          ----------------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Sellers if the transactions contemplated hereunder are consummated. There shall not be any statute, rule or regulation that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

      7.3 Certificates.  Buyer shall have executed the Ancillary Agreements.
          ------------

      7.4 No Cessation of Trading.  There shall have been no cessation of
          -----------------------
trading of Parent's Common Stock on the New York Stock Exchange or a national securities exchange, and there shall be no action, order or proceeding pending or, to Parent's knowledge, threatened, by any regulatory agency to stop the public trading of Parent's Common Stock.

      7.5 Opinion Letter of Buyer's Attorneys.  Sellers shall receive an opinion
          -----------------------------------
of Snell & Wilmer L.L.P., counsel for Buyer and Parent, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers, to the effect that:

          7.5.1 Incorporation.  Parent has been duly incorporated and is validly
                -------------
existing and in good standing under the laws of the State of Delaware, with corporate power to own or lease its properties and to carry on its business as now conducted. Buyer has been duly incorporated and is validly existing and in good standing under the laws of the State of Mississippi, with corporate power to own or lease its properties and to carry on its Business as now conducted.

          7.5.2 Corporation Power and Authority.  The execution, delivery and
                -------------------------------
performance of this Agreement and the consummation of the transaction contemplated by the Agreement have been duly authorized by Parent and Buyer, and the Agreement has been duly executed and delivered by Parent and Buyer.

          7.5.3 Corporate Action.  The Agreement constitutes a legally valid and
                ----------------
binding obligation of Buyer or Parent, as applicable, enforceable against Buyer or Parent in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable state law or equitable principles upon the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Seller's counsel;

          7.5.4 Parent Common Stock.  (i) The Parent Common Stock being
                -------------------
delivered to Sellers under the terms of this Agreement has been duly authorized and reserved and, when issued, will be validly issued, fully paid, and nonassessable; and (ii) assuming the accuracy of the representations and warranties in Section 4.27 of the Agreement, it is not necessary to register the Parent Common Stock to be issued to Sellers pursuant to the Agreement under the Securities Act of 1933, as amended.

     For purposes of the foregoing opinions relating to Buyer, Buyer's counsel may assume that the laws of Mississippi and Indiana, including the corporate law of such states, are the same as the law of Arizona.

      7.6 Buyer and Parent Corporate Documents.  Buyer and Parent shall each
          ------------------------------------
have delivered to Sellers a copy of its articles of incorporation certified by the Mississippi Secretary of State or a copy of its certificate of organization certified by the Delaware Secretary of State, as the case may be, a good standing certificate dated not more than ten days prior to Closing by the Mississippi Secretary of State or the Delaware Secretary of State and a copy of the resolutions adopted by Buyer and Parent in connection with this Agreement, certified in each case by its corporate secretary.

                                  ARTICLE VII
                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

     The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by
Buyer:

      8.1 Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Sellers and the Company contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Sellers and the Company shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

      8.2 Consents.  All Permits and waivers necessary to the consummation of
          --------
the transactions contemplated hereby and for the continued operation of the Business after the Closing by Buyer shall have been obtained including, without limitation (a) all required third party consents and (b) all required approvals of Buyer's lender's.

      8.3 Board Approval.  Each of Parent and Buyer shall have received the
          --------------
consent of its Board of Directors to consummate the transactions, subject to the terms and conditions set forth herein.

      8.4 No Proceedings or Litigation.  No Action by any governmental authority
          ----------------------------
or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, including without limitation any Material Adverse Effect on the right or ability of the Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     8.5  Opinion of Counsel.  The Company shall have delivered to Buyer an
          ------------------
opinion of counsel to the Company and the Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

          8.5.1 Incorporation.  The Company has been duly incorporated and is
                -------------
validly existing and in good standing under the laws of the State of Indiana and is qualified to do business and in good standing in each state in which the character of its business requires it to do so.

          8.5.2 Corporate Power and Authority.  The Company has  the necessary
                -----------------------------
corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and to own, lease and operate the Assets and its other properties and to conduct the Business as presently conducted;

          8.5.3 Corporate Action.  The execution, delivery and performance of
                ----------------
this Agreement and the Ancillary Agreements to which the Company is a party have been duly authorized by all necessary corporate action of the Company, and this Agreement and the Ancillary Agreements have been duly executed and delivered by the Company or the Sellers, as applicable;

          8.5.4 Obligation of the Company or Sellers.  This Agreement and each
                ------------------------------------
Ancillary Agreement constitutes a legally valid and binding obligation of the Company or the Sellers, as applicable, enforceable against the Company or the Sellers in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

          8.5.5 No Breach.  Neither the execution and delivery of this Agreement
                ---------
or the Ancillary Agreements by the Company or the Sellers, as applicable, nor the consummation of the transactions contemplated hereby or thereby will (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company or of any Seller that is not a natural person, (ii) breach, or cause a default under, any term or provision of any material contract listed on a schedule to such opinion to which contract the Company or the Sellers are a party or by which the Assets are bound, or (iii) violate any judgment, decree, injunction, writ or order applicable to the Company or the Sellers;

          8.5.6 No Permits Required.  No Permit of, or filing with, any
                -------------------
governmental authority or, to the best knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement or the Ancillary Agreements by the Company or the Sellers, as applicable, or the consummation by the Company or the Sellers of the transactions contemplated hereby or thereby, except as set forth in this Agreement or the schedules or exhibits hereto;

          8.5.7 No Actions Pending.  Except as set forth in this Agreement or
                ------------------
the schedules hereto, no Action is pending or to the best knowledge of such counsel, threatened (i) against the Company or the Business, (ii) against any of the officers or directors of the Company as such, (iii) in which the Company is a plaintiff, or (iv) which questions the validity or legality of the transactions contemplated hereby;

          8.5.8 No Violation of Law.  Neither the execution and delivery of this
                -------------------
Agreement or the Ancillary Agreement by the Company or the Sellers, as applicable, nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any statute, law, ordinance, regulation, rule or order of any federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to the Company, the Sellers or the Business; and, to the best knowledge of such counsel, the Company has all licenses, franchises and other authority required to conduct the Business as it is now being conducted;

          8.5.9 Title to Shares.  The authorized capital stock of the Company
                ---------------
consists solely of 1,000 shares of common stock, no par value per share, and the issued and outstanding common stock of the Company consists solely of the Shares, all of which are owned of record and beneficially by the Sellers, free and clear of all Encumbrances. To the knowledge of such counsel, there are no outstanding warrants, options or other rights to acquire, or securities convertible into or exercisable or exchangeable for, shares of capital stock of the Company, nor any commitments or agreements by the Company to issue any such rights or securities or shares of capital stock. Upon Closing, Buyer will acquire good and valid title to all of the Shares, free and clear of all Encumbrances.

          8.5.10 Other Opinions.  Such other opinions as any lender to Buyer may
                 --------------
reasonably request, and the lenders to Buyer shall be entitled to rely upon such opinions of Sellers' counsel.

          In rendering such opinions, such counsel may rely as to factual matters upon certificates and assurances of public officials, Sellers, and officers of the Company. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

      8.6 Certificates.  Sellers and the Company shall furnish Buyer with such
          ------------
certificates of Sellers, the officers of the Company and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

      8.7 Escrow Agreement.  The Company, the Sellers and Buyer shall have
          ----------------
entered into the Escrow Agreement substantially in the form attached as Exhibit 8.7.

      8.8 Employment and Non-Competition Agreements.  Buyer and Mark Mosak shall
          -----------------------------------------
have entered into an Employment and Non-Competition Agreement in the form attached as Exhibit 8.8.1 hereto and Buyer and Thomas A. Mosak shall have entered into a Non-Competition Agreement in the form attached as Exhibit 8.8.2 hereto.

      8.9 New Lease.  Buyer and Mark S. Mosak and Thomas A. Mosak shall have
          ---------
entered into the New Lease in the form attached as Exhibit 8.9 hereto.

      8.10 Release of Encumbrances.  The Company shall have filed (where
           -----------------------
necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances (except for Encumbrances permitted under Section 4.7), which documents shall be in a form reasonably satisfactory to Buyer's counsel.

      8.11 Material Changes.  Since the Interim Balance Sheet Date, there shall
           ----------------
not have been any Material Adverse Change with respect to the Business.

      8.12 Corporate Documents.  Buyer shall have received from the Company
           -------------------
resolutions adopted by its board of directors approving this Agreement and the Ancillary Agreements to which it will be a party, and the transactions contemplated hereby and thereby.

      8.13 Due Diligence Review.  Buyer and its Representatives shall have
           --------------------
conducted a due diligence review of the Company's Books and Records, Financial Statements, and other records and accounts of the Business, and in the sole discretion of Buyer, Buyer shall be satisfied with such review. Such review shall have no effect whatsoever on the liability of Sellers or the Company to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of Sellers or the Company or hereunder.

      8.14 Completion of Environmental Remediation.  The Company or its agents
           ---------------------------------------
shall have completed any "Required Remediation" within the meaning of Section 6.3, subject to the procedures set forth in Section 6.3 with respect to the certification of such completion and the resolution of any disputes relating thereto.

      8.15 Financing.  Buyer shall have obtained all lender approvals and
           ---------
financing to pay the cash portion of the Purchase Price.

      8.16 Financial Statement Deliveries.  The Company shall have delivered to
           ------------------------------
Buyer unaudited financial statements for the year ended February 28, 1998. These financial statements shall be subject to the same representations and warranties of Section 4.10 of this Agreement.

                                   ARTICLE IX
                CONDUCT OF COMPANY AND BUYER PENDING THE CLOSING
                ------------------------------------------------

      9.1 Company and Seller Covenants.  The Company and Sellers hereby covenant
          ----------------------------
and agree that from the date hereof to the Closing Date:

          9.1.1 Conduct of Business Pending the Closing.  Except as specifically
                ---------------------------------------
contemplated in this Agreement or as disclosed in any Schedule hereto, the Business of the Company shall be conducted only in, and the Company shall take no action except in, the ordinary course, on an arm's length basis, and in accordance with all applicable laws, rules, and regulations and past custom and practice, including, without limitation, making any loans or any cash payments, or transferring any other assets or properties of the Company to any employee, officer, shareholder, or director of the Company; and the Company shall maintain its Facilities in good operating condition, ordinary wear and tear excepted; and the Company will not, directly or indirectly, do or permit to occur any of the following:

                (i) Cancel or terminate or permit to be canceled or terminated its current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies are in full force and effect;

                (ii) Default under any material contract, agreement, commitment, or undertaking;

                (iii) Knowingly violate or fail to comply with any laws applicable to it or the Business;

                (iv) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Section 4.6 hereof;

                (v) Fail to maintain and repair its assets and properties in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                (vi) Except in the ordinary course of business consistent with historical practices enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees, or consultants, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other benefit plan, trust, fund, or group arrangement for the benefit or welfare of any officers, directors, or employees;

                (vii) Directly or indirectly enter into or modify any contract, agreement, or understanding or enter into any transaction not in the ordinary course of business;

                (viii) Cancel, without full payment, any note, loan, or other obligation owing to the Company relating to the Business except in the ordinary course of business;

                (ix) Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

                (x) Issue any additional shares of its capital stock or (except with Buyer's reasonable consent) permit the transfer of any outstanding shares of Capital Stock or declare any dividends or distributions other than in cash;

                (xi) Issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional or effect any transfer outstanding shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

                (xii) Pay any obligation or liability, fixed or contingent, except in the ordinary course of business;

                (xiii) Waive or compromise any right or claim (other than as required to resolve any pending or threatened litigation disclosed in the Schedules attached hereto);

                (xiv) Agree to do any of the actions described in the preceding clauses (i) through (xiii).

          9.1.2 Business Relationships.  The Company will exercise its best
               ----------------------
efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group, and maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with it.

          9.1.3 Notification of Certain Matters.  The Company shall (i) confer
                -------------------------------
on a regular basis with representatives of Buyer and report operational matters and the general status of ongoing operations, (ii) notify Buyer of Any Material Adverse Change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated); and
(iii) promptly notify Buyer if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

          9.1.4 Closing.  The Company shall use its best efforts to cause the
                -------
conditions specified in Article VIII hereof to be satisfied at or prior to the Closing Date hereof.

          9.1.5 Seller's.  Sellers shall exercise best efforts to ensure
                --------
compliance with all covenants applicable to them and shall use responsible best efforts to ensure compliance by the Company nor any of all of its covenants and agreements hereunder.

      9.2 No Negotiations.  Neither the Company nor any Seller shall, directly
          ---------------
or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Company or other similar transaction or business combination involving the Company, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Company or any Seller shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry, or contact as Buyer may request.

      9.3 Public Announcements.  The parties hereto shall not issue any press
          --------------------
release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); provided, however, that Buyer may make any
                                     ------------------
disclosure or announcement of information, it is obligated to make pursuant to applicable law or regulation, including any applicable law or regulation of the New York Stock Exchange or any other national securities exchange, as applicable.

      9.4 Confidentiality.   Each party hereto, and its officers, directors,
          ---------------
agents, and affiliates, will hold in strict confidence, and will not divulge, communicate, use to the detriment of any other party hereto or for the benefit of any other person or persons, or misuse in any way, any financial information or other data obtained in connection with this Agreement, including, without limitation, any confidential information or trade secrets of such other party, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, each party hereto, and its officers, directors, agents, and affiliates, will return to each other party all such data and information, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available in connection with this transaction (and all copies of same). The parties hereto may disclose such information to their respective attorneys, accountants and other agents so long as they agree to keep such information confidential.

                                   ARTICLE X
                      RISK OF LOSS; CONSENTS TO ASSIGNMENT
                      ------------------------------------

      10.1 Intentionally Omitted.
           ---------------------


                                   ARTICLE XI
                 ACTIONS BY SELLERS AND BUYER AFTER THE CLOSING
                 ----------------------------------------------

      11.1 Books and Records; Tax Examinations.
           -----------------------------------

           11.1.1 Books and Records.  Each party agrees that it will cooperate
                  -----------------
with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose.

           11.1.2 Cooperation and Records Retention.  Sellers and Buyer shall
                 ---------------------------------
(i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Sellers and the Company shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other parties with a reasonable opportunity to review and copy the same.

      11.2 Survival of Representations, Etc.  All statements contained in any
           --------------------------------
certificate, schedule, exhibit, instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of Sellers, the Company, Parent and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto; provided, however, the representations and warranties of the Company shall
--------  -------
terminate as of the Closing. All such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 4.5, 4.18, 4.23 and this Section 11.2, and all claims and causes of action with respect thereto and other than any Claims and causes of action based on fraud or intentional misrepresentation of the Sellers') shall terminate upon expiration of two years after the Closing Date. The representations and warranties in Sections 4.18 and 4.23 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections and the representations and warranties in Section 4.5 and those based on fraud or intentional misrepresentation shall survive indefinitely. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

      11.3 Indemnifications.
           ----------------

          11.3.1 By Sellers.  Sellers shall indemnify, defend, save and hold
                 ----------
harmless Buyer, its Affiliates and subsidiaries (including the Company from and after the Closing Date), and its and their respective Representatives, from and against any and all claims, damages, costs, losses (including without limitation diminution in value), Taxes, liabilities, judgments, penalties, fines, obligations, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, reasonable attorneys' fees, experts' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by the Company or Sellers in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by the Company or Sellers in or pursuant to this Agreement; (iii) any liability arising under any Environmental Law on account of the conduct of the Company or any Seller or prior owners or users of the Facilities or other persons, or on account of the operation of the Business or the Facilities, or related to any Environmental Condition existing, in each case on or at any time prior to the Closing Date; or (iv) any Post-Closing Environmental Liability; (v) any liability for Taxes in respect of taxable periods ending on or before the Closing Date in excess of the Tax Reserve but not including any tax liability arising solely out of Company's reserve of $75,000 for doubtful accounts on the Effective Date Balance Sheet; or (vi) (A) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date, (B) any liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products sold or services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date, or arising from any other cause, including without limitation any liabilities arising (on a date of occurrence basis or otherwise) on or prior to the Closing Date relating to the use or misuse of Equipment or to traffic accidents, or (C) any liability or obligation of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date; or (vii) any claim or contingent liability disclosed in any schedule to this Agreement arising prior to the Effective Date and not adequately reflected for, accounted for or reserved against on the Effective Date Balance Sheet. Without limiting the generality of the foregoing, the indemnification provided herein, insofar as it relates to any Environmental Law or Environmental Condition, shall specifically cover costs incurred in connection with any investigation of site conditions (excepting the cost of the Environmental Assessments) or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or by the provisions of Section 6.3 hereof. For purposes of this Section 11.3.1, "Post-Closing Environmental Liability" shall mean any liability imposed on Buyer or the Company arising out of or related to events occurring on or after the Closing Date and prior to and related to the completion of all Required Remediation in accordance with Section 6.3 hereof, and resulting from any Environmental Condition described in the Environmental Assessments, including without limitation those Environmental Conditions described therein but not identified as being in violation of any Environmental Law and those related to the absence of any Permits, but excluding any liability to the extent such liability results from the negligent acts or willful misconduct of Buyer or its Representatives.

          11.3.2 By Parent and Buyer.  Parent and Buyer shall indemnify, defend
                 -------------------
and save and hold harmless Sellers, their Affiliates and their Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Parent or Buyer in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by Parent or Buyer in or pursuant to this Agreement.

          11.3.3 Cooperation.  In connection with third party lawsuits or
                -----------
actions, the indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost (except as provided in Section 11.3.4 hereof), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          11.3.4 Defense of Claims.  If a claim for Damages (a "Claim") is to be
                 -----------------
made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 12.2, give written notice (a "Claim Notice") to the indemnifying party and the Escrow Agent pursuant to the Escrow Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 11.3. The Claim Notice shall include the amounts the indemnified party believes in good faith are subject to indemnification (of which it shall notify Escrow Agent) and a brief basis of the claim. Buyer or Sellers may revise its estimate of any claim by notice to the indemnified party and Escrow Agent. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen
(15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice (which shall be reasonably acceptable to the indemnified party) to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which case the indemnified party shall be able to retain its own counsel at the reasonable expense of the indemnifying party), and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if the remediation or resolution of any such Claim will occur on or at any Facility or is reasonably expected to have a Material Adverse Effect on the indemnified party's business operations, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim. If the indemnifying party fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 11.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

          11.3.5 Buyer's Right of Offset.  Anything in this Agreement to the
                 -----------------------
contrary notwithstanding, Buyer may withhold and set off any amount as to which Sellers are obligated to indemnify Buyer pursuant to this Section 11.3 against the portion of the Holdback Amount allocable to the resolution of Seller's indemnification obligations under this Section 11.3.

          11.3.6 Limits on Indemnity.
                 -------------------

                 (i) Neither Buyer nor Sellers shall be liable to the other under this Section 11.3 for any Damages until the amount otherwise due the party being indemnified exceeds $100,000 in the aggregate, in which case such indemnifying party will be liable to the indemnified party for all such amounts, in excess of the first $100,000. Notwithstanding the preceding sentence, this limitation shall not apply with respect to Damages arising out of a breach of a representation or warranty contained in Sections 4.5, 4.18 or 4.23, any Claims or causes of action based on fraud or intentional misrepresentation of any Seller, or any claim or contingent liability disclosed in any schedule to this Agreement. Buyer shall give Sellers prompt notice of any Damages that might apply toward the first $100,000.

                 (ii) Notwithstanding any other provision of this Agreement to the contrary, except as set forth below, the parties agree that the indemnification obligation of the Sellers shall be limited as follows: except with respect to Damages arising out of a breach of a representation or warranty contained in Sections 4.5, 4.18 or 4.23, any Claims or causes of action based on fraud or intentional misrepresentation of any Seller, or any claim or contingent liability disclosed in any schedule to this Agreement or reserved against or disclosed in the Effective Date Balance Sheet, Sellers' indemnification obligation in the aggregate shall be limited to $2,400,000; provided, however, with respect to Damages arising out of a breach of a representation or warranty contained in Sections 4.5, 4.18 or 4.23, Sellers' indemnification obligation shall be limited to the Purchase Price; and further provided there will be no limitation on Sellers' indemnification obligation with respect to Damages arising out of any Claims or causes of action based on fraud or intentional misrepresentation of any Seller, or any claim or contingent liability disclosed in any schedule to this Agreement. The indemnification limitation set forth in this Section 11.3.6 shall not apply to the Purchase Price adjustments of Section 2.5 of this Agreement which are separate matters.

          11.3.7 Liability and Remedies, etc.  Except as set forth below, no
                 ----------------------------
individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 11.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement. The term "Damages" as used in this Section 11.3 is not limited to matters asserted by third parties against Sellers or Buyer, but includes Damages incurred or sustained by an indemnified party in the absence of third party claims.
Payments by an indemnified party of amounts for which such party is indemnified hereunder shall not be a condition precedent to recovery. Buyer and Sellers agree and acknowledge that collection under the Escrow Agreement shall not be Buyer's exclusive method of receiving indemnification from Sellers pursuant to
Section 11.3; rather, Buyer and its Affiliates and Representatives will have all other remedies provided by law or in this Agreement.

          11.3.8 Further Action.  After the Closing, Sellers shall take all
                 --------------
actions reasonably necessary to effect the conveyance of the Shares to Buyer free and clear of all Encumbrances and otherwise required by Buyer's lenders.

          11.3.9 Tax Audits.  After the Closing in the event any tax audits
                 ----------
arise for tax years of Company prior to the Closing, Sellers shall be responsible for the costs and expenses of all professional fees in connection with such audits.

      11.4 Employee Benefits.  In the event Buyer and Parent make available to
           -----------------
Company employees the Employee Plans covering Buyer's employees, Company employees shall be credited with their period of service with the Company for all eligibility, vesting and waiting period purposes under such Plans. Sellers shall take all appropriate actions prior to Closing to terminate all Benefit Arrangements, Pension Plans, and Welfare Plans, as of a date on or before the Closing.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

      12.1 Termination.  This Agreement may be terminated at any time prior to
           -----------
Closing:

           12.1.1 By mutual written consent of Buyer and the Seller Representative;

           12.1.2 By Buyer or Sellers if the Closing shall not have occurred on or before April 15, 1998; provided, however, that this provision shall not be available to Buyer if Sellers have the right to terminate this Agreement under
Section 12.1.4, and this provision shall not be available to Sellers if Buyer has the right to terminate this Agreement under Section 12.1.3;

           12.1.3 By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Sellers or the Company pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Sellers or the Company have not had an adequate opportunity to cure such failure; or

           12.1.4 By Sellers if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Sellers) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that Sellers may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

      12.2 In the Event of Termination.  In the event of termination of this
           ---------------------------
Agreement:

           12.2.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

           12.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Sections 12.8, 12.11,
12.2.1 or this Section 12.2.2, and except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

      12.3 Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Parent or Buyer may, without such consent, assign all such rights to any lender as collateral security, and Buyer may assign all such rights and obligations to a wholly-owned subsidiary or subsidiaries of Parent or Buyer (or a partnership controlled by Parent or Buyer) which shall assume all obligations and liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

      12.4 Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Company, addressed to:

          T&M Rental, Inc.
          300 West Chicago Avenue
          East Chicago, Indiana 46312

with a copy to:

          Lane R. Moyer, Esq.
          Vedder, Price, Kaufman & Kammholz
          222 N. LaSalle Street
          Chicago, Illinois  60601

If to Sellers, addressed to:

          Mark S. Mosak
          436 Scarborough Road
          Valparaiso, Indiana  46385

          and

          Thomas A. Mosak
          1251 Covington Court
          Crown Point, Indiana  46307

with a copy to:

          Lane R. Moyer, Esq.
          Vedder, Price, Kaufman & Kammholz
          222 N. LaSalle Street
          Chicago, Illinois  60601



If to Parent or Buyer, addressed to:

          Rental Service Corporation
          14505 N. Hayden Road, Suite 322
          Scottsdale, Arizona   85260
          Attention:  Chief Executive Officer

with a copy to:

          Steven D. Pidgeon, Esq.
          Snell & Wilmer, L.L.P.
          One Arizona Center
          Phoenix, Arizona 85004

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

      12.5 Choice of Law.  This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of Indiana (without reference to the choice of law provisions thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

      12.6 Entire Agreement; Amendments and Waivers.  This Agreement, together
           ----------------------------------------
with all exhibits and schedules hereto and the Ancillary Agreements, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      12.7 Multiple Counterparts.  This Agreement may be executed in one or more
           ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.8 Expenses.  Except as otherwise specified in this Agreement, each
           --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect; provided, however, that, if
                                                     --------  -------
the transactions contemplated hereby are consummated, the Company may pay such expenses of the Sellers up to an amount equal to the lesser of (1) $15,000, or
(2) one-half of such expenses of the Sellers. Such expenses must be accrued in the Company's February 28, 1998 balance sheet or paid by February 28, 1998.

      12.9 Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      12.10 Titles.  The titles, captions or headings of the Articles, Sections
            ------
and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      12.11 Publicity; Confidentiality.  None of Parent, Buyer, Sellers, the
            --------------------------
Company or their respective Affiliates or Representatives shall issue any press release or make any public statement regarding, or disclose to any third party (except as required by law or legal process, and except to each party's lenders if such lenders so require) any of the terms of, the transactions contemplated hereby, without prior written approval of the other party, provided that Parent, Buyers, Sellers and the Company may, if they mutually agree, issue or make an appropriate press release or public announcement after the Closing Date. In the event that this Agreement is terminated prior to Closing, Buyer agrees to return to Sellers and the Company all correspondence and documents furnished by Sellers or the Company's Representatives, and agrees not to disclose or use for its own purposes any confidential or proprietary information of Sellers that has been furnished to it by Sellers or the Company's Representatives.

      12.12 Cumulative Remedies.  All rights and remedies of either party hereto
            -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      12.13 Arbitration.  Any controversy arising after the Closing out of or
            -----------
relating to this Agreement (including, without limitation, pursuant to Section
2.5 or 11.3, but excluding for purposes of this Section 12.13, the employment and non-competition agreements attached as Exhibits hereto), or relating to the breach hereof, shall be settled by arbitration conducted in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise expressly provided in this Agreement). The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

      12.14 Seller Representative.
            ---------------------

            12.14.1 The Sellers irrevocably make, constitute and appoint Mark Mosak as their agent (the "Seller Representative") and authorize and empower him to fulfill the role of Seller Representative hereunder and under the Escrow Agreement. In the event of the resignation, death or incapacity of a Seller Representative, his successor shall be appointed within 21 days of his death or incapacity by mutual agreement of the remaining Sellers, and such successor either shall be a Seller or shall otherwise be acceptable to Buyer. If the Sellers fail to appoint a successor within such 21-day period, then Buyer shall have the right to appoint the successor from among the Sellers. The choice of a successor Seller Representative appointed in any manner permitted above shall be final and binding upon all of the Sellers. The decisions and actions of any successor Seller Representative shall be, for all purposes, those of a Seller Representative as if originally named herein.

          12.14.2 Each Seller has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Seller Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (i) to execute and perform the Escrow Agreement on behalf of each Seller, (ii) to receive all notices and communications directed to such Seller under this Agreement or the Escrow Agreement and to take any action (or to determine to take no action) with respect thereto, as he may deem appropriate as effectively as such Seller could act for himself or herself, including without limitation, the settlement or compromise of any dispute or controversy, and (iii) to execute and deliver all instruments and documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Seller could do personally, and each such Seller hereby ratifies and confirms as his or her own act, all that the Seller Representative shall do or cause to be done pursuant to the provisions hereof.

          12.14.3 The death or incapacity of any Seller shall not terminate the authority and agency of the Seller Representative.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              T & M Rental, Inc.


                              By: /s/ Mark S. Mosak
                                 _____________________________________
                              Name: Mark S. Mosak
                              Its:  President

                                                        (the "Company")


                              WALKER JONES EQUIPMENT, INC.

                              By: /s/ Douglas A. Waugaman
                                 _____________________________________
                              Name:  Douglas A. Waugaman
                              Its:   Assistant Secretary

                                                            ("Buyer")

                              /s/ MARK S. MOSAK
                              ----------------------------------------
                              MARK S. MOSAK

                              /s/ THOMAS A. MOSAK
                              ----------------------------------------
                              THOMAS A. MOSAK


                              RENTAL SERVICE CORPORATION

                              By: /s/ Douglas A. Waugaman
                                 _____________________________________
                              Name:  Douglas A. Waugaman
                              Its:   Assistant Secretary

                                                            ("Parent")